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                                 MEDIAONE GROUP, INC.
                               MID-CAREER PENSION PLAN

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                                  TABLE OF CONTENTS

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                                                                                 Page
Preamble . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1

ARTICLE I      DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
     1.1  Administrator. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
     1.2  Beneficiary. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
     1.3  Board or Board of Directors. . . . . . . . . . . . . . . . . . . . . . .  2
     1.4  Commencement Date. . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
     1.5  Company. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
     1.6  Final Average Compensation . . . . . . . . . . . . . . . . . . . . . . .  2
     1.7  Installments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
     1.8  Mid-Career Pension Credits . . . . . . . . . . . . . . . . . . . . . . .  3
     1.9  Participant. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
     1.10 Pension Plan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
     1.12 Plan Year. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
     1.13 Short Term Incentive Award . . . . . . . . . . . . . . . . . . . . . . .  4

ARTICLE II     ELIGIBILITY . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4

     2.1  Eligibility to Participate . . . . . . . . . . . . . . . . . . . . . . .  4

ARTICLE III    PAYMENT OF BENEFITS . . . . . . . . . . . . . . . . . . . . . . . .  5

     3.1  Commencement Date. . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
     3.2  Lump Sum Distributions and Installments. . . . . . . . . . . . . . . . .  5
     3.3  Election of Form of Benefit. . . . . . . . . . . . . . . . . . . . . . .  5
     3.4  Small Benefits . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
     3.5  Default Elections. . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
     3.6  Suspension of Benefit Payments . . . . . . . . . . . . . . . . . . . . .  7

ARTICLE IV     RETIREMENT BENEFIT. . . . . . . . . . . . . . . . . . . . . . . . .  7

     4.1  Eligibility for Service Pension Benefit. . . . . . . . . . . . . . . . .  7
     4.2  Amount of Service Pension Benefit. . . . . . . . . . . . . . . . . . . .  7
     4.3  Early Retirement Discount. . . . . . . . . . . . . . . . . . . . . . . .  8
     4.4  Eligibility for Deferred Vested Benefit. . . . . . . . . . . . . . . . .  8
     4.5  Amount of Deferred Vested Benefit. . . . . . . . . . . . . . . . . . . .  8
     4.6  Not Vested . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
     4.7  Other Provisions . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8

                                       i
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ARTICLE V      SPECIAL RULES APPLICABLE TO LUMP SUM DISTRIBUTIONS AND
               INSTALLMENTS. . . . . . . . . . . . . . . . . . . . . . . . . . . .  9

     5.1  Plan Benefit Paid in a Lump Sum. . . . . . . . . . . . . . . . . . . . .  9
     5.2  Deferral of Lump Sum Distribution. . . . . . . . . . . . . . . . . . . . 10
     5.3  No Partial Lump Sum Option Under the Plan. . . . . . . . . . . . . . . . 10
     5.4  Special Rules for Participants Electing Installments . . . . . . . . . . 10
     5.5  Inconsistent Provisions. . . . . . . . . . . . . . . . . . . . . . . . . 11

ARTICLE VI     NO DISABILITY BENEFIT OR ANCILLARY DEATH BENEFITS . . . . . . . . . 11

     6.1  No Disability Benefit. . . . . . . . . . . . . . . . . . . . . . . . . . 11
     6.2  No Ancillary Death Benefits. . . . . . . . . . . . . . . . . . . . . . . 11

ARTICLE VII    PRE-RETIREMENT BENEFITS . . . . . . . . . . . . . . . . . . . . . . 11

     7.2  Qualified Preretirement Survivor Annuity . . . . . . . . . . . . . . . . 11
     7.2  No Other Death Benefits. . . . . . . . . . . . . . . . . . . . . . . . . 12

ARTICLE VIII   ADMINISTRATION. . . . . . . . . . . . . . . . . . . . . . . . . . . 12

     8.1  Administrator Responsibility . . . . . . . . . . . . . . . . . . . . . . 12
     8.2  Claims Procedure . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
     8.3  Review of Administrator Decisions. . . . . . . . . . . . . . . . . . . . 12
     8.4  Delegation of Responsibilities . . . . . . . . . . . . . . . . . . . . . 12
     8.5  Other Provisions . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12

ARTICLE IX     GENERAL PROVISIONS. . . . . . . . . . . . . . . . . . . . . . . . . 13

     9.2  Source of Payments . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
     9.3  Forfeiture of Benefits . . . . . . . . . . . . . . . . . . . . . . . . . 13
     9.4  Assignment or Alienation . . . . . . . . . . . . . . . . . . . . . . . . 14
     9.5  Determination of Eligibility . . . . . . . . . . . . . . . . . . . . . . 14
     9.6  Payments to Others . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
     9.7  No Guarantee of Employment . . . . . . . . . . . . . . . . . . . . . . . 15
     9.8  Nature of Benefits . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
     9.9  Plan Amendment and Termination . . . . . . . . . . . . . . . . . . . . . 15
     9.10 Change in Control. . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
     9.11 Gender and Number. . . . . . . . . . . . . . . . . . . . . . . . . . . . 17
     9.12 Governing Law. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18

                                 MEDIAONE GROUP, INC.
                               MID-CAREER PENSION PLAN


                                       PREAMBLE

I.  Predecessor Plan History.

          U S WEST, Inc., a Delaware corporation ("Old U S WEST"), established the U S WEST Mid-Career Pension Plan (the "Predecessor Plan") effective January 1, 1984 to restore to certain of its employees and to the employees of certain of its subsidiaries various pension benefits to which they would have been entitled if they had become employees at an earlier stage of their careers. Effective January 1, 1988 and January 1, 1997, the Predecessor Plan was amended and restated.

II.  Corporate History.

          In 1995, pursuant to a Restated Certificate of Incorporation of Old U S WEST, Old U S WEST assets, liabilities and businesses were divided between the Communications Group and the Media Group. Both Communications Group and Media Group employees participated in the Predecessor Plan.

          In 1998, Old U S WEST determined that it was desirable to separate the Communications Group and the Media Group into two separate public companies. In furtherance of that goal, Old U S WEST effected a restructuring of certain of its assets among the Communications Group and Media Group. In addition, Old U S WEST redeemed all of the Old U S WEST Communications Group Common Stock for all of the capital stock of USW-C, Inc., a wholly-owned subsidiary of Old U S WEST; as a result, USW-C, Inc. ceased to be affiliated with Old U S WEST. Upon such redemption, USW-C, Inc. was renamed U S WEST, Inc. In addition, Old U S WEST was renamed MediaOne Group, Inc. All of the existing shares of Old U S WEST Media Group Common Stock remain outstanding as MediaOne Group, Inc. Common Stock. The foregoing transactions became effective on the Separation Time.

III. Current Plan.

          In connection with the foregoing separation, Old U S WEST determined that it was desirable to transfer sponsorship of the Predecessor Plan to USW-C, Inc. In addition, MediaOne Group, Inc. adopted this Plan to accept liabilities with respect to Media Participants, as set forth in the Employee Matters Agreement between Old U S WEST and USW-C, Inc.

          This Plan document sets forth the terms and conditions of the Plan, effective as of the Separation Time (except as otherwise noted), and reflects the transfer of liabilities of all Media Participants to this Plan from the Predecessor Plan. No benefits will be paid under this Plan to Communications Participants after the Separation Time unless, in accordance with the Employee Matters Agreement, a Terminated Communications

Employee is reclassified as a Terminated Media Employee (as such terms are defined in the Employee Matters Agreement).

          Except as otherwise provided herein, the provisions of this Plan apply solely to an Employee of a Participating Company whose Eligible Separation occurred on or after the Separation Time. If a Media Participant's Eligible Separation occurred prior to the Separation Time, that person is entitled to benefits under this Plan in accordance with the terms of the Predecessor Plan as the Predecessor Plan existed on the date of the Employee's Eligible Separation.

                                   ARTICLE I

                                  DEFINITIONS

     Capitalized terms in this Plan which are also defined in the Pension Plan shall have the meaning set forth in the Pension Plan, unless otherwise provided below:

     1.1 "ADMINISTRATOR" shall mean the Senior Vice President of Human Resources of the Company or his or her duly-authorized delegate, or, in the event the Plan benefits of the Senior Vice President, Human Resources are directly or indirectly impacted by any claim for benefits, the Human Resources Committee of the Board.

     1.2 "BENEFICIARY" means, as the context warrants, (i) the contingent annuitant designated by a Participant with respect to a pension benefit hereunder or (ii) the person or persons designated to receive any unpaid Installments after the Participant's death.

     1.3 "BOARD" or "BOARD OF DIRECTORS". shall mean the Board of Directors of the Company.

     1.4  "COMMENCEMENT DATE" is defined in Section 3.1.

     1.5 "COMPANY" shall mean MediaOne Group, Inc., a Delaware corporation and any successor thereto. Up and until immediately prior to the Separation Time, Company meant Old U S WEST as defined in the Preamble.

     1.6 "FINAL AVERAGE COMPENSATION" shall mean final average compensation as defined in Section 1.21 of the Pension Plan, except that for this purpose the following definition of Compensation shall be substituted for compensation as defined in Section 1.10 of the Pension Plan. Compensation for this purpose shall mean compensation as defined in Section 1.10 of the Pension Plan without regard to sub-sections (d) and (e) thereof (the provisions implementing Section 401(a)(17) of the Code), plus the following:

          (a)  Compensation deferred under the Company's Deferred
Compensation Plan for a Plan Year (excluding any amounts deferred or payable pursuant to any incentive plan of the Company), prorated to one-twelfth (1/12) and spread evenly over the months for the Plan Year of the deferral;

          (b) The amount of any Short Term Incentive Awards paid with respect to a Plan Year, prorated to one-twelfth (1/12) and spread evenly over the twelve months of the Plan Year during which the Short Term Incentive Awards were earned; and

          (c) The value of the Company's common stock (without regard to its restricted status on the date of grant) paid as an award under a plan that provides for awards in the form of the Company's common stock in lieu of cash and that has been approved by the shareholders of the Company, provided that such award is designated by the Administrator as Compensation under this Plan. In all cases, such awards shall be valued for purposes of this Plan as of the date of the award.

     1.7 "INSTALLMENTS" shall mean a form of benefit in which a Participant's benefit under this Plan is paid in a fixed number of annual installments, not to exceed ten, elected by the Participant in accordance with procedures established by the Administrator.

     1.8 "MID-CAREER PENSION CREDITS" shall mean an amount equal to the lesser of (a) one-half (1/2) of the number of full and fractional years of the Participant's Pension Calculation Service under the Pension Plan earned since the later of his Employment Commencement Date or his most recent Reemployment Commencement Date or (b) one-half (1/2) of the difference between (1) age 30 and (2) the Participant's attained age on the later of his Employment Commencement Date or his most recent Reemployment Commencement Date.

     1.9 "PARTICIPANT" shall mean an Employee of a Participating Company who has satisfied the applicable requirements of Section 2.1.

     1.10 "PENSION PLAN" shall mean the MediaOne Group Pension Plan as it exists after the Separation Time, and as amended from time to time. References to any article or section of the Pension Plan include reference to any comparable or succeeding provisions that amend, supplement or replace such article or section. Prior to the Separation Time, "Pension Plan" meant the U S WEST Pension Plan maintained by Old U S WEST.

     1.11 "PLAN" shall mean this MediaOne Group Mid-Career Pension Plan, as amended.

     1.12 "PLAN YEAR" shall mean the fiscal year of the Plan, which shall be the calendar year.

     1.13 "SHORT TERM INCENTIVE AWARD" shall mean an award determined annually pursuant to either the Company's Short Term Incentive Plan or the Company's Executive Short Term Incentive Plan, as amended or superseded. For Plan benefit calculation purposes, (i) any Short Term Incentive Award earned in the year of Termination shall be prorated and spread evenly over the applicable months on the payroll in the final Plan Year of employment and
(ii) for a Participant who Terminates and who has a Short Term Incentive Award that is paid after Termination, the award will be spread evenly over the months of the year the award was earned. If a Short Term Incentive Award is paid after

Termination, the Participant's benefit under this Plan shall be adjusted retroactively to reflect such payment if necessary.

                                   ARTICLE II

                                  ELIGIBILITY

     2.1  ELIGIBILITY TO PARTICIPATE.

          (a) The only persons who shall be Participants in this Plan shall be persons who both (1) are Media Participants and (2) were Participants in the Predecessor Plan at the Separation Time. No person may become a Participant on or after the Separation Time, including any person who previously participated under the terms of the Predecessor Plan but is not a Participant at the Separation Time.

          (b) An individual was a Participant in the Predecessor Plan if he met all of the following conditions: (1) he must have been a participant in the Old U S WEST Pension Plan, (2) his Employment Commencement Date or most recent Re-employment Commencement Date must have occurred on or after the date on which such participant attained the age of thirty-five (35) years, and (3) the Old U S WEST Vice President of Human Resources must have designated him to participate in this Plan. Notwithstanding the foregoing, no person, including a former Participant who is not employed on August 27, 1996 and was or is reemployed thereafter, became or shall become a Participant on or after August 27, 1996.

          (c) A Participant who incurs an Eligible Separation on or after August 27, 1996 and is subsequently reemployed shall not be eligible to participate with respect to periods of reemployment.

          (d) The Participant's participation in the Plan commenced on the 90th day after the date he receives the information concerning participation in the Plan. If the information is given by hand delivery, the Participant shall receive the information on the date it is delivered. If the information is given by mail, it shall be deemed received by the Participant on the third day after deposit in the United States first class mail, postage prepaid, addressed to the Participant at the most current address in the Company's records.

                                  ARTICLE III

                              PAYMENT OF BENEFITS

     3.1 COMMENCEMENT DATE. Except as provided in Sections 3.2, 3.4, 3.5 and 9.10, payment of a Plan benefit shall commence as of such time (the "Commencement Date") as elected (or deemed elected) by the Participant.

     3.2  LUMP SUM DISTRIBUTIONS AND INSTALLMENTS.

          (a) Notwithstanding Section 3.1, but subject to Sections 3.4, 3.5 and 9.10, if a Participant elects payment under this Plan in the form of a lump sum distribution or Installments, the distribution shall be paid or commence to be paid approximately 60 days after Eligible Separation (unless the Participant elects deferral of the distribution), with an additional payment, which shall be paid approximately sixty (60) days following the payment of the Participant's final Short Term Incentive Award, which shall take into account any Short Term Incentive Awards that were not included in the calculation of the payment that the Participant had already received.
The Commencement Date of such a distribution shall be the Participant's First Starting Date, even though the distribution may not be made for approximately 60 days (no interest shall be paid due to the delay in payment). If a Participant who has elected payment of benefits under this Plan in the form of a lump sum dies after the Commencement Date, but before the payment of the lump sum, said lump sum shall be paid to the deceased Participant's estate.

          (b) Notwithstanding Section 3.1, but subject to Sections 3.4, 3.5 and 9.10, if the Participant elects deferral of the lump sum distribution or Installments, the distribution shall be paid or commence to be paid, in accordance with the Participant's election, in March of the first, second, third, fourth or fifth calendar year after the calendar year in which the Eligible Separation occurs. The Commencement Date of such a distribution shall be the March 1 of the year in which the distribution is to commence, even though the distribution may not actually commence on such date (no interest shall be paid due to the delay in payment).

     3.3  ELECTION OF FORM OF BENEFIT.

          (a) Within 90 days after a Participant received information regarding participation in the Plan and prior to the date he commenced participation in the Plan, he was permitted to elect the form in which benefit payments shall be made. A Participant may elect to change the form of benefit at any time after the fifth anniversary of the previous election (excluding elections made under the Predecessor Plan before May 1997). However, any such election shall be void unless the Participant remains an Employee at least six months after the date the election is filed with the Administrator. If a Participant ceased to participate in the Plan and subsequently recommenced participation, any prior election (or deemed election) remained valid unless a new election is made.

          (b) A Participant may elect payment of the Plan benefit in any form of benefit available to that Participant under the Pension Plan (excluding the partial lump sum option) or Installments. Except as set forth in Article V (dealing with payments of lump sums and Installments), the benefit under the Plan shall be calculated by converting the single life annuity otherwise payable under Article IV into the form elected (or deemed elected under Section 3.5) using the actuarial factors set forth in the Pension Plan appropriate for the form of benefit elected, without regard to any adjustments under Code Section 415.

          (c) The Participant shall have full power and authority to make elections with respect to the form of payment of benefits under this Plan without obtaining the consent of such Participant's spouse, including the waiver of payment in the form of a joint and survivor annuity. All such elections shall be made on a form provided by the Administrator in accordance with procedures established by the Administrator. Any election in effect under the Predecessor Plan at the Separation Time shall remain in effect under this Plan until changed by the Participant in accordance with the rules set forth above.

     3.4 SMALL BENEFITS. Notwithstanding any election or deemed election pursuant to Sections 3.3 or 3.5 or any other provision of this Plan, if the Participant's benefit under this Plan, expressed as a lump sum in accordance with Article V, is $10,000 or less, the Plan benefit shall be payable only in the form of a lump sum approximately sixty (60) days after the Participant's Eligible Separation.

     3.5  DEFAULT ELECTIONS.

          (a) This subsection (a) applies to Participants who make any benefit elections after April 30, 1997. If a Participant fails to elect a Commencement Date and either (i) fails to elect a form of Plan benefit or
(ii) elects a lump sum, the Plan benefit shall be paid in the form of a lump sum approximately 60 days after the Eligible Separation. If a Participant fails to elect a Commencement Date and elects Installments, the Plan benefit shall be paid in the form of Installments commencing approximately 60 days after the Eligible Separation. If a Participant elects an annuity form of benefits under the Plan, but fails to elect a Commencement Date, the Commencement Date shall be the Annuity Starting Date under the Pension Plan. If the Participant elects a Commencement Date, but fails to elect a form of Plan benefit, it shall be paid in a lump sum on that date set forth in
Section 3.2 coinciding with or immediately preceding the elected Commencement Date.

          (b) This subsection (b) applies to Participants who do not make any benefit elections after April 1997. If a Participant fails to elect a form of Plan benefit, benefits shall be paid as a single life annuity (whether or not the Participant is married on the Commencement Date); no survivor or contingent annuitant benefits shall be payable to any person. If a Participant elected a lump sum or Installments under the Predecessor Plan before May, 1997, but fails to elect a Commencement Date, the distribution shall be paid or commence to be paid approximately 60 days after the Eligible Separation. If a Participant fails to elect a Commencement Date, and (i) the Participant elected an annuity under the Predecessor Plan prior to May 1997 or (ii) the Participant did not elect a form of benefits, the Participant shall be deemed to have elected a Commencement Date that is his Annuity Starting Date under the Pension Plan.

     3.6 SUSPENSION OF BENEFIT PAYMENTS. Reemployment with a Participating Company commencing on or after January 1, 1997 shall not result in suspension of benefits. Reemployment with any Participating Company prior to 1997 subsequent to Termination with any type of benefits described heretofore shall result in the suspension of the benefit for the period of such employment or reemployment.

                                    ARTICLE IV

                                RETIREMENT BENEFIT

     4.1 ELIGIBILITY FOR SERVICE PENSION BENEFIT. A Participant shall be eligible for a service pension benefit pursuant to this Plan if he incurs an Eligible Separation and qualifies for a service pension under Article V-B of the Pension Plan. The Participant's Mid-Career Pension Credits shall not be taken into account for purposes of determining whether the Participant is eligible for a service pension under this Plan, the Pension Plan or any other plan and shall not be considered as term of employment for any purpose under any such plan or otherwise.

     4.2  AMOUNT OF SERVICE PENSION BENEFIT.

          (a) Benefit Formula. The service pension benefit of a Participant under this Plan shall be a pension for the life of the Participant payable in monthly installments, the monthly amount of which shall equal one-twelfth of the following amount:

               (1) the sum of 1.25 percent of the Participant's Final Average Compensation (not in excess of Covered Compensation) and 1.50 percent of the excess of Final Average Compensation over Covered Compensation, multiplied by

               (2) the number of Mid-Career Pension Credits which the Participant has earned.

          (b) Ad Hoc Increases. No ad hoc increases set forth in the Pension Plan, including the increases effective January 1, 1996 and January 1, 1998, shall apply under this Plan.

     4.3 EARLY RETIREMENT DISCOUNT. The monthly service pension benefit for each Participant who is granted a service pension benefit under Section 4.1 shall be reduced by one-half percent (0.5%) for each month by which his age (in terms of completed years and months) at the time of his Commencement Date is less than 55. If the Participant has a Term of Employment of thirty or more years, all of the adjustments set forth in Section 5B.1(d) shall be applied.

     4.4 ELIGIBILITY FOR DEFERRED VESTED BENEFIT. A Participant who is not eligible for a service pension benefit under Section 4.1 shall be eligible for a deferred vested benefit pursuant to this Plan if he incurs an Eligible Separation and completed five or more Years of Vesting Service.

     4.5 AMOUNT OF DEFERRED VESTED BENEFIT. The monthly benefit payable for each Participant eligible for a deferred vested benefit under Section 4.4 shall be calculated exclusively in accordance with Section 4.2(a), provided that if the Participant's Commencement Date under this Plan occurs prior to attainment to age 65, the benefit shall be reduced in accordance with the factors set forth in Appendix C of the Pension Plan.

Such amount shall be calculated as of the date of the Participant's Eligible Separation and shall be calculated as if such Participant had retired on such date. No recalculation of the benefit shall be made after such date or as a result of amendments made to this Plan subsequent to such date.

     4.6 NOT VESTED. A participate who is not Vested under the Pension Plan shall not be entitled to any benefits under this Plan.

     4.7  OTHER PROVISIONS.

          (a) The Pension Plan contains Defined Lump Sum benefits under Articles V-D and V-E of the Pension Plan. No similar benefit is provided under the terms of this Plan.

          (b) The Pension Plan benefit is generally the greater of the benefit under Article V-B or Article V-D of the Pension Plan. No similar rules apply under this Plan. Accordingly, a Participant under this Plan is entitled to the benefits set forth in this Plan regardless of whether the
Article V-D benefit under the Pension Plan exceeds the Article V-B benefit under the Pension Plan.

          (c)  The Pension Plan contains different benefit formulas in
Article V-B depending upon whether the participant has 30 or more years of Pension Calculation Service. No similar rules apply under this Plan. Accordingly, the formula in Section 4.2(a) of this Plan applies even if the Participant's Pension Calculation Service (or the sum of such service and his Mid-Career Pension Credits) exceeds 30.

          (d) Notwithstanding any other provision of this Plan, any increase in Pension Plan benefits which may occur upon termination of the Pension Plan as a result of the operation of Section 11.5(b) of the Pension Plan shall be disregarded in determining the benefit under this Plan.

                                   ARTICLE V

                          SPECIAL RULES APPLICABLE TO
                    LUMP SUM DISTRIBUTIONS AND INSTALLMENTS


     5.1 PLAN BENEFIT PAID IN A LUMP SUM. Notwithstanding Article IV, the following rules shall apply if a Participant elects to receive his Plan benefit in the form of an immediate lump sum. The benefit under this Plan shall be computed as of the date of the Participant's Eligible Separation and shall equal the following amount. First, if the Participant has a pension under Article V-B of the Pension Plan that is not a service pension, the pension under Sections 4.4 and 4.5 payable at age 65 shall be calculated. If the Participant is eligible for a service pension in accordance with Section 5B.1 of the Pension Plan, an immediate annuity under Sections 4.1, 4.2 and
4.3 commencing on the First Starting Date shall be calculated. Second, the foregoing hypothetical pension payable at age 65 or immediate annuity, as applicable, shall be converted into a lump sum based on the following factors:

          (a)  The interest rate used for this purpose shall equal:

               (i) 65% of the average yield on 30-Year Treasury Bonds as released by the Federal Reserve Board for the five business days immediately preceding the First Starting Date for Participants who have an Eligible Separation prior to August 1, 1997; or

               (ii) 65% of the average yield on 30-Year Treasury Bonds as released by the Federal Reserve Board for the business days occurring during the 30-day calendar period ending on the day before the date of Eligible Separation for Participants who have an Eligible Separation on or after August 1, 1997.

          (b) Mortality shall be based on the 1983 Group Annuity Mortality Table, weighted 80% for males and 20% for females.

The Administrator shall use such other actuarial assumptions in calculating the present value of a Participant's benefit for the purpose of determining the amount of a lump sum distribution as it shall determine in its sole discretion.

     5.2 DEFERRAL OF LUMP SUM DISTRIBUTION. Notwithstanding Article IV, if a Participant elects payment of his Plan benefit in the form of a lump sum and defers payment of such benefit pursuant to Section 3.2, the Plan benefit in this case shall not be computed by calculating the lump sum that would be payable as of the Commencement Date. Instead, the Plan benefit shall be calculated in accordance with Section 5.1 above as of the Participant's Eligible Separation and increased with interest from the date of the Eligible Separation to the Commencement Date at an annual rate equal to:

          (a) The yield on 10-year Treasury Notes on the date of the Eligible Separation as released by the Federal Reserve Board plus one percent during any period from the date of Eligible Separation to December 31, 1997; and

          (b) For any portion of a Plan Year occurring on or after January 1, 1998, the average yield on 5-year Treasury Notes as released by the Federal Reserve Board on the business days occurring during December prior to such Plan Year. This rate shall be revised each year for all deferrals, including deferrals from prior years.

     5.3 NO PARTIAL LUMP SUM OPTION UNDER THE PLAN. A Participant may not elect a partial lump sum option under the Plan.

     5.4  SPECIAL RULES FOR PARTICIPANTS ELECTING INSTALLMENTS.
Notwithstanding any other provision of this Plan to the contrary, if a Participant elects payment of his Plan benefit in the form of Installments, each Installment shall be calculated as follows:

          (a) The Participant shall be deemed to have an account balance which initially shall be equal to the amount that would have been payable under this Plan if the Participant had elected payment under this Plan in the form of a lump sum distribution to be paid on the same date as the actual Commencement Date.

          (b) The initial account balance shall be divided by the number of annual Installments elected by the Participant to determine the first annual Installment due on the Commencement Date.

          (c) The account balance shall then be: (i) debited on the date of each annual Installment by the amount of such Installment; and (ii) credited with interest at the rates set forth in Section 5.2 (taking into account the rate change on January 1) from the date of such annual Installment to the date of next Installment.

          (d) The account balance as of the date of the next Installment shall be divided by the remaining number of annual Installments elected by the Participant to determine the amount of the next annual Installment.

          (e) Subsections (c) and (d) shall be repeated each year to determine each subsequent Installment.

          (f) If a Participant who has elected payment of benefits under this Plan in the form of Installments dies after the Commencement Date, but before the payment of all Installments, any unpaid Installments shall be paid to the deceased Participant's Beneficiary. Should the Beneficiary die before payment of all remaining Installments, any remaining account balance shall be paid to the Beneficiary's estate.

     5.5 INCONSISTENT PROVISIONS. The provisions of this Article V shall take precedence over any obviously inconsistent provisions in Article III or
Article IV.

                                    ARTICLE VI

                NO DISABILITY BENEFIT OR ANCILLARY DEATH BENEFITS

     6.1 NO DISABILITY BENEFIT. No person shall be eligible to receive a disability pension from this Plan.

     6.2 NO ANCILLARY DEATH BENEFITS. Article VII of the Pension Plan provides for certain ancillary death benefits. No similar rules are provided under this Plan. No ancillary death benefits are payable under this Plan.

                                   ARTICLE VII

                             PRE-RETIREMENT BENEFITS

     7.2 QUALIFIED PRERETIREMENT SURVIVOR ANNUITY. If a Vested Participant dies prior to the Commencement Date and is survived by a spouse, a death benefit in the form of a Qualified Preretirement Survivor Annuity, as described below, shall be payable to such surviving spouse. Such Survivor Annuity shall be a monthly life annuity for the life of the surviving spouse which is equal to the greatest of the following:

          (a) The amount the surviving spouse would have received under this Plan if the Participant had commenced receiving benefits under a Qualified Joint and 50% Survivor Annuity on the day before his death.

          (b) An amount equal to 45% of the single life annuity that would have been payable under this Plan had the Active Participant Terminated on the date of his death, survived until age 65 and began to receive payments at age 65. This clause (b) shall not apply to the surviving spouse of a Former Participant.

Payment of the Survivor Annuity shall be made as soon as practicable after the death of the Participant; the first payment shall include any payments not made which were due on and after the date as of which it commenced.

     7.2 NO OTHER DEATH BENEFITS. If a Participant dies before the Commencement Date and does not have five years of Vesting Service (and is not otherwise Vested) or if Participant is not survived by a surviving spouse, no death benefit shall be payable under this Plan.

                                   ARTICLE VIII

                                  ADMINISTRATION

     8.1 ADMINISTRATOR RESPONSIBILITY. The Administrator shall have the administrative responsibilities set forth below:

          (a) The Administrator shall have the specific powers elsewhere herein granted to it and shall have such other powers as may be necessary to enable it to administer the Plan, except for powers herein granted or provided to be granted to others.

          (b) The Administrator shall have the full and complete power to interpret the terms of this Plan and to determine the amount of benefits payable to any Participant. The Administrator shall also have full and complete power to determine the benefit payable if the specific facts applicable to the Participant or his beneficiary are not addressed in this document; such determination shall be made, by the Administrator in its sole discretion, on a basis reasonably consistent with the purpose of, and principles in, this Plan.

     8.2 CLAIMS PROCEDURE. The review and appeal procedure for a Participant who has a claim under the Plan shall be the same procedures set forth in Section 13.2 of the Pension Plan (substituting the Administrator under this Plan for the Committee under the Pension Plan).

     8.3 REVIEW OF ADMINISTRATOR DECISIONS. The Administrator shall determine conclusively for all parties all questions arising in the administration of the Plan, and any decision of the Administrator shall not be subject to further review, except as required by applicable law.

     8.4 DELEGATION OF RESPONSIBILITIES. The Administrator may delegate responsibilities for the operation and administration of the Plan consistent with the Plan's terms, including delegation of responsibilities to Participating Companies. The Administrator may designate in writing other persons to carry out its responsibilities under the Plan, and may employ persons to advise it with regard to any such responsibilities.

     8.5 OTHER PROVISIONS. The expenses of the Administrator shall be borne by the Company. The Administrator shall be the agent of the Plan for service of legal process.

                                    ARTICLE IX

                                GENERAL PROVISIONS

     9.1  RIGHTS TO BENEFIT.

          (a) The Participant, spouse or beneficiary of the Participant, shall have no right to any benefit under this Plan except as may be provided by the Participating Company employing the Participant. Where a Participant's Term of Employment has included service with more than one Participating Company, the last such Participating Company to employ him prior to his termination of employment shall be solely responsible for the full benefit under this Plan. No Participant, spouse or Beneficiary shall have any claim or interest in (i) the assets of the Participating Company liable for the payments prior to the time such assets are payable to such person under the terms of this Plan or (ii) the assets of any other Participating Company at any time. However, if the Company establishes a "rabbi trust" with respect to this Plan, the Participating Company shall have no obligation to pay any benefits under this Plan to the extent such benefits are paid from such trust.

          (b) In circumstances specified in Section 9.3 below, benefits previously awarded may be discontinued in the sole discretion of the Participating Company or the Administrator.

     9.2 SOURCE OF PAYMENTS. Except as set forth in Sections 9.1(a) or 9.10(a)(iii), nothing contained in this Plan or any action taken pursuant to the provisions of this Plan shall create or be construed to create a trust of any kind. Nothing contained in this Plan or any action taken pursuant to the provisions of this Plan shall create or be construed to create or a fiduciary relationship between the Company (or any Participating Company) and any Participant, his beneficiary or any other person. The Plan is intended to be "unfunded" for purposes of the Code and ERISA and shall be interpreted and administered in a manner consistent with this intention. To the extent that any person acquires a right to receive payments under this Plan, such right shall be no greater than the right of any unsecured general creditor of the Participating Company that owes the payment, as set forth in Section 9.1.

     9.3 FORFEITURE OF BENEFITS. All benefits for which a Participant would be otherwise eligible hereunder may, at the sole discretion of the Administrator, be forfeited under any of the following circumstances:

          (a) The Participant discloses "confidential information," except under circumstances where the Company or a court of competent jurisdiction has approved or required such disclosure. For purposes of this Section 9.3(a), "confidential information" means and includes, without limitation, any confidential, legal, financial, marketing, business, technical, or other information, including specifically but not exclusively, information that the Participant prepared, caused to be prepared, or received in connection with the Participant's employment with the Company (or its Subsidiaries), such as, management and business plans, business strategies, software, software evaluations, trade secrets, personnel information, marketing methods and techniques, and any of the above-recited information as it relates to the Company (or its Subsidiaries) that shall have been obtained and/or learned during his or her employment and that shall not be public knowledge. This definition does not apply to (i) information or knowledge that already is or subsequently may come into the public domain after the termination of employment other than by way of unauthorized disclosure by the Participant,
(ii) information or knowledge that the Participant is required to disclose by order of a court or governmental agency after the Participant provides advance notice to the Company (or its Subsidiaries) at least ten (10) calendar days prior to such disclosure (or, if the Participant is so required to make such disclosure within less than ten (10) calendar days of receipt of such an order, after the Participant provides timely advance notice to the Company (or its Subsidiaries)) to allow the Company (or its Subsidiaries) to take legal action with respect to the matter, or (iii) information that the Participant learns from a third party not known by the Participant, after due inquiry, to be under a confidentiality agreement with the Company (or its Subsidiaries).

          (b) Determination by the Board of a Participating Company in its sole discretion that a Participant is engaged in misconduct in connection with his employment with such Participating Company.

          (c) The Participant, without the consent of his employing Participating Company or the Participating Company paying him a benefit hereunder, at any time is employed by, becomes associated with, renders service to, or owns an interest in any business that is competitive with the Company or one of its Subsidiaries or with any business in which the Company or one of its Subsidiaries has a substantial interest (other than as a shareholder with a non-substantial interest in such business) as determined by the board of such Participating Company.

     9.4 ASSIGNMENT OR ALIENATION. The benefits under this Plan shall not be subject to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge by any Participant, spouse or beneficiary, and any attempt to do so shall be null and void.

     9.5 DETERMINATION OF ELIGIBILITY. In all questions relating to eligibility for any benefit hereunder, or relating to Term of Employment and rates of pay for determining benefits, the decision of the Administrator, based upon this Plan and upon the records of the Participating Company last employing such individual, and insofar as permitted by applicable law, shall be final.

     9.6 PAYMENTS TO OTHERS. If any person entitled to a payment under the Plan is a minor, or if the Administrator determines that any such person is incapacitated by reason of physical or mental disability, whether or not legally adjudicated an incompetent, the Administrator shall have the power to cause the payments becoming due to such person to be made to another for his benefit without responsibility of the Administrator to see to the application of such payments. Payments made pursuant to such power shall operate as a complete discharge of the Plan, the Company and the Administrator.

     9.7 NO GUARANTEE OF EMPLOYMENT. Nothing contained herein shall be construed as conferring upon the Participant the right to continue in the employ of the Company or any Participating Company as an executive or in any other capacity.

     9.8 NATURE OF BENEFITS. Any benefits payable under this Plan shall not be deemed to be salary or other compensation to the employee for the purpose of computing benefits to which he may be entitled under any pension plan or other arrangement of the Company or any Participating Company for the benefit of its employees.

     9.9 PLAN AMENDMENT AND TERMINATION. The Company, through resolution of the Administrator, retains the right to make amendments to the Plan in its sole and absolute discretion, except that the Administrator may not make any amendment which would affect the level of benefits under the Plan. The Company, through resolution of the Human Resources Committee of the Board of Directors, retains the right to make amendments to the Plan which would affect the level of benefits under the Plan and to terminate the Plan in whole or in part in its sole and absolute discretion. Each Participating Company retains the right to withdraw from this Plan, at any time, for any reason, with or without notice. Upon termination of the Plan, payments shall be made to Participants and their beneficiaries as they become due under the terms of the Plan, but no participant shall accrue any additional benefits after the effective date of the termination.

     9.10 CHANGE IN CONTROL.

          (a) Upon a "Change in Control" of the Company, as defined in the Company's Executive Compensation Plan, the following provisions shall be applicable:

               (i) Each Participant in this Plan may elect, no later than thirty days after the Change in Control, to receive (as soon as practicable after the Change in Control) a single lump sum payment equal to 94 percent of the present value of his benefits under this Plan (as set forth in subsection (b)) as of the date of the Change in Control. A Participant making such election shall permanently forfeit the remaining six percent of the present value of his benefits under this Plan (as set forth in subsection (b)) as of the date of the Change in Control and the Company shall have no further liability to the Participant with respect to benefits accrued under this Plan for periods prior to the Change in Control.

               (ii) Without the written consent of each affected Participant, this Plan may not be amended during the period commencing on the date of the Change in Control and ending three years thereafter in any way that would cause a Participant to receive lower benefits under this Plan than he would have received if such amendment had not been made.

               (iii) The Company has established an irrevocable "rabbi trust" which may provide a source of funds to satisfy the Company's liability under this Plan. Upon a Change in Control, the Company shall transfer to the trustee of such trust an amount equal to the present value of all benefits under this Plan as of the date of the Change in Control. The trustee shall be a bank or other entity that may be granted corporate trustee powers under applicable law. The Company shall have no obligation to pay any benefits under this Plan to the extent such benefits are paid from such trust.

          (b) For purposes of this Section 9.10, the present value of the benefits under the Plan shall be determined as follows:

               (i) In the case of a Participant or Beneficiary receiving benefits under this Plan, the present value of the remaining benefits payable in the future shall be calculated using the assumptions set forth in Section 5.1.

               (ii) In the case of any other Participant, the present value shall be that lump sum payment which would be made under this Plan if the Participant terminated employment on the date of the Change in Control and elected a Commencement Date on the next day.

          (c) Notwithstanding the foregoing, a Participant in this Plan who is not a Vested Participant under the Pension Plan at the time of the Change in Control shall be treated under this Plan (but not under the Pension Plan) as if he were a Vested Participant under this Plan with respect to benefits accrued as of the Change in Control, with the result that the Participant shall receive:

               (i) if the Participant makes the election described in Section 9.10(a)(i), the amount provided under that Section to be paid within sixty days following the Change in Control;

               (ii) if the Participant does not make such election and is still not a Vested Participant under the Pension Plan at the time of his Eligible Separation, a lump sum to be paid within sixty days following his Eligible Separation equal to the amount that would be payable under this Plan if the Participant were vested under the Plan, had an Eligible Separation on the date of the Change in Control, and elected payment under this Plan in the form of a lump sum, plus interest on such amount at the rate set forth in
     Section 5.2(b) from the date which is 60 days after the date of the Change in Control to the date of payment. Such a Participant shall not be entitled to any additional benefits if he is later reemployed; or

               (iii) if the Participant does not make such election and is a Vested Participant under the Pension Plan at the time of his Eligible Separation, the benefits otherwise payable under this Plan shall be paid; no special rules shall apply.

This Section 9.10(c) shall not affect the determination of the Participant's benefit under the Pension Plan.

          (d) If benefits under this Plan are paid to a Participant because the Participant makes the election described in Section 9.10(a)(i) (the amount of such benefits shall be the "First Payment"), and the Participant subsequently becomes entitled to additional benefits under this Plan (because he continues to be employed) (a "Second Payment"), the following rules shall apply:

               (i) If the Participant elects to receive the Second Payment in the form of an immediate lump sum or Installments, such lump sum benefit (or the initial account balance under Section 5.4(a), if Installments are elected) shall equal: (A) the amount of the lump sum benefit to which the Participant would have been entitled under this Plan had the First Payment not been made; reduced by (B) an amount equal to the sum of the First Payment and the amount forfeited under Section 9.10(a)(i), increased with interest on such sum at the rate set forth in Section 5.2(b) credited annually from the date of the First Payment to the date of the Second Payment. If the lump sum or Installments are deferred, such net amount shall be increased with interest in accordance with Section 5.2(b).

               (ii) If the Participant elects to receive the Second Payment in a form other than a lump sum or Installments, the Participant's monthly benefit shall equal the amount determined under the following formula:

                         C x (1 - B/A)

where: C is the amount of the monthly benefit to which the Participant would have been entitled under this Plan in the form elected by the Participant had the First Payment not been made; and A and B are defined in accordance with the preceding paragraph (i).

     9.11 GENDER AND NUMBER. Whenever used herein, words in any gender shall be deemed to include the other genders, and the singular shall be deemed to include the plural and vice versa, unless the context expressly indicates otherwise.

     9.12 GOVERNING LAW. This Plan shall be construed and enforced in accordance the laws of the State of Colorado, except to the extent preempted by Federal law.

Dated:  __________, 1998

                                   MEDIAONE GROUP, INC.


                                   By
                                      -----------------------------------
                                   Its
                                      -----------------------------------